SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              Form 8-K


                           CURRENT REPORT

              Filed pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)  October 24, 1995





                     TRANSTECH INDUSTRIES, INC.
       (Exact name of registrant as specified in its charter)





   Delaware                  0-6512                     22-1777533
(State or other            (Commission               (I.R.S. Employer
jurisdiction of            File Number)               Identification
incorporation)                                            Number)


 200 Centennial Ave., Piscataway, N.J.                     08854
(Address of principal executive offices)                 (Zip Code)



                           (908) 981-0777
       Registrant's telephone number, including area code








                                                   Page 1 of 94 pages
                                              Exhibit index on page 4

ITEM 5.  OTHER EVENTS.

     Prospective disposition of assets

     On October 24, 1995, THV Acquisition Corp. ("THV"), a wholly-owned subsidiary of Transtech Industries, Inc. ("Transtech"), entered into an agreement to sell all of the issued and outstanding shares of capital stock of HVHC, Inc., its wholly-owned subsidiary, to ValveCo Inc. HVHC, Inc. owns all the issued and outstanding shares of the common stock of Hunt Valve Company, Inc. ("Hunt Valve"). As a result of the sale, ValveCo Inc. will own Hunt Valve.

     The stock of HVHC, Inc. is the sole asset of THV, except for shares of preferred stock of Hunt Valve held by THV which will be redeemed, and notes of Hunt Valve to THV which will be paid, at the closing of the sale. The common stock of Hunt Valve is the sole asset of HVHC, Inc. Hunt Valve represents Transtech's principal asset, accounting for approximately 70% of Transtech's assets and 98% of its revenues, on a consolidated basis, for the six months ended June 30, 1995. Hunt Valve is a Salem, Ohio-based company engaged in the manufacture and sale of specialty directional and flow control valves, fluid power components, hydraulic and pneumatic cylinders and complete valve systems for commercial and military use.

     ValveCo Inc. is a newly-formed Delaware corporation organized by Three Cities Research, Inc., a Delaware corporation unaffiliated with Transtech or any of its directors and officers. Certain members of management of Transtech and Hunt Valve will have minority equity interests in ValveCo Inc. Three Cities Research, Inc. is a New York-based investment advisor which organizes the investment of private equity capital in medium-sized businesses in the United States.

     ValveCo Inc. will purchase Hunt Valve for the sum of $18 million less the funded debt of Hunt Valve as of the closing.
Cash proceeds of the sale to Transtech, net of transaction costs, are anticipated to be approximately $4.1 million.

     Transtech's independent director has received an opinion from Brenner Securities Corporation that the purchase price is fair to Transtech from a financial point of view, and has approved the transaction, subject to, among other matters, the approval of Transtech's stockholders and the board's legal obligation to consider other acquisition proposals.

     Transtech anticipates that, if approved by its stockholders, the sale will close by the end of 1995.

ITEM 7.  EXHIBITS.

         Regulation S-B exhibit number:
                                               Page 2 of 94 pages


         2.1     Stock Purchase Agreement dated as of October 24,
                 1995 between ValveCo Inc. and THV Acquisition
                 Corp. (without schedules); and

         2.2 Press Release dated October 24, 1995 announcing the execution of such agreement.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             TRANSTECH INDUSTRIES, INC.
                             (Registrant)



                             By: /s/ Robert V. Silva
                                Robert V. Silva, President and
                                Chief Executive Officer



Dated:           , 1995
























                                               Page 3 of 94 pages

                          EXHIBIT INDEX

Exhibit                                                Sequential
number                                                Page Number


2.1      Stock Purchase Agreement dated as of
         October 24, 1995 between ValveCo Inc.
         and THV Acquisition Corp. (without
         schedules)                                      6 - 93

2.2      Press Release dated October 24, 1995
         announcing the execution of such
         agreement                                           94







































                                               Page 4 of 94 pages